Exhibit 21
Subsidiaries

The following is a list of subsidiaries as of January 31, 2026, omitting certain Foot Locker subsidiaries, which when considered in the aggregate, would not constitute a significant subsidiary.

Name	Jurisdiction of Incorporation
American Sports Licensing, LLC	Delaware
Chick’s Sporting Goods, LLC	California
Criterion Golf Technology, Inc.	Canada
Dick’s International Sourcing Group	People's Republic of China
Dick’s International Sourcing Holdings Limited	Hong Kong
Dick’s Merchandising & Supply Chain, Inc.	Ohio
Dick’s Sporting Goods International, Limited	Hong Kong
DIH I Limited	Hong Kong
DIH II Limited	Hong Kong
DSG Finance, LLC	Delaware
DSG of Virginia, LLC	Virginia
DSG Ventures, LLC	Delaware
Foot Locker Group Holdings, Inc.	Delaware
Foot Locker, Inc.	New York
Galyan’s Trading Company, LLC	Indiana
GameChanger Media, Inc.	Delaware
Golf Galaxy, LLC	Minnesota
Golf Galaxy GolfWorks, Inc.	Ohio
Moosejaw Loyalty, LLC	Michigan
New Moosejaw, LLC	Delaware
Eurostar, Inc.	Delaware
FL atmos US Holdco, LLC	New York
FL Finance (Europe) Limited	Ireland
FLE Logistics B.V.	Netherlands
Foot Locker - Artigos Desportivos e de Tempos Livres Lda.	Portugal
Foot Locker Asia Pte. Ltd.	Singapore
Foot Locker atmos Japan G.K.	Japan
Foot Locker Australia Holdings, LLC	Virginia
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.	Belgium
Foot Locker Canada Co.	Canada
Foot Locker Card Services LLC	Virginia
Foot Locker Corporate Services, Inc.	Delaware
Foot Locker Czech Republic s.r.o.	Czech Republic
Foot Locker Europe B.V.	Netherlands
Foot Locker Europe.com B.V.	Netherlands

Name	Jurisdiction of Incorporation
Foot Locker France S.A.S.	France
Foot Locker Germany Administration GmbH	Germany
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker Hungary Kft	Hungary
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker New Zealand Holdings, LLC	Virginia
Foot Locker Poland Spólka z ograniczonq odpowiedzialnościq	Poland
Foot Locker Retail Ireland Limited	Ireland
Foot Locker Retail, Inc.	New York
Foot Locker Services Pte. Ltd.	Singapore
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Spain S.L.U.	Spain
Foot Locker Switzerland LLC	Switzerland
Foot Locker U.K. Limited	U.K.
Foot Locker, Inc.	New York
Freedom Sportsline Limited	U.K.
Team Edition Apparel, Inc.	Florida